SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nexen Inc.

(Exact name of registrant as specified in its charter)

Canada	98-6000202

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

801 – 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3P7

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Subordinated Notes due 2043	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☑

If this form relates to the registration of class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-109747

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

Item 1.     Description of Registrant’s Securities to be Registered.

A description of the securities of Nexen Inc. (the “Corporation”) to be registered hereunder is incorporated by reference to the Corporation’s Registration Statement on Form F-9 (File No. 333-109747) filed on October 16, 2003 and amended on October 22, 2003 under the U.S. Securities Act of 1933.

Item 2.     Exhibits.

1.	Form of Subordinated Debt Indenture (incorporated by reference to exhibit 7.2 of the Corporation’s Amendment No. 1 to the Registration Statement on Form F-9, filed on October 22, 2003, Commission File No. 333-109747).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEXEN INC.

Date: October 27, 2003	By:	/s/ Rick Beingessner Name: Rick Beingessner Title: Assistant Secretary

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